Exhibit 3.5

CERTIFICATE OF AMENDMENT TO BYLAWS

OF

NTN BUZZTIME, INC.

The undersigned does hereby certify that:

I am the duly qualified and acting Chief Financial Officer and Secretary of NTN Buzztime, Inc., a duly organized and existing Delaware corporation (the “Company”).

On December 18, 2007, the Company’s Board of Directors (the “Board”) duly adopted a resolution to amend Article VIII, Section 8.3 of the Company’s Bylaws so that it reads in its entirety as follows:

“Section 8.3. Stock Certificates.

The shares of the Corporation shall be represented by certificates provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by uncertificated shares, and provided, further, that any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

No stock certificates will be issued in bearer form.”

Except as amended above, the Company’s Bylaws as in effect immediately before such Board action remain unchanged and in full force and effect.

The resolution referred to above is in conformity with the Certificate of Incorporation and Bylaws of the Company, has never been modified or repealed, and is now in full force and effect.

IN WITNESS WHEREOF, I have executed this Amendment to Bylaws of the Company as of the 18th day of December, 2007.

Kendra Berger, Chief Financial Officer and Secretary